EXHIBIT 99

News Release

Rowan Companies, Inc.
2800 Post Oak Boulevard, Suite 5450
   Houston, Texas 77056 (713) 621-7800

FOR IMMEDIATE RELEASE                                                                              May 2, 2007

ROWAN REPORTS FIRST QUARTER 2007 OPERATING RESULTS
HOUSTON, TEXAS -- For the three months ended March 31, 2007, Rowan Companies, Inc. (RDC-NYSE) generated net income of $86.4 million, or 77¢ per share, compared to $62.4 million, or 56¢ per share, in the fourth quarter of 2006 and $59.1 million, or 53¢ per share, in the first quarter of 2006. Revenues were a record $462.3 million in the first quarter of 2007, compared to $410.9 million in the fourth quarter of 2006 and $299.8 million in the first quarter of 2006.

The first quarter 2007 results included $24.1 million, or 14¢ per share, of gains on asset sales, compared to $2.5 million, or 1¢ per share, in the prior-year period. There were no significant asset sales in the fourth quarter of 2006, though that period included $12.8 million or 10¢ per share of charges related to environmental matters. The first quarter 2007 results also included $11.3 million, or 7¢ per share, of incremental loss recorded on the Company’s external rig construction project, bringing the total expected loss on the project to $13.4 million.

Rowan’s offshore rig utilization was 84% during the first quarter of 2007, up from 81% in the fourth quarter of 2006 and 78% in the first quarter of 2006. The Company’s average offshore day rate was $143,300 during the first quarter of 2007, down by $1,100, or less than 1%, from the fourth quarter of 2006 and up by $15,100, or 12%, from the first quarter of 2006.

Rowan’s land rig utilization was 92% during the first quarter of 2007, down from 95% in the fourth quarter of 2006 and 98% in the first quarter of 2006, though the number of rig operating days increased between periods. The Company’s average land rig day rate was $23,900 during the first quarter of 2007, up by $1,200, or 5%, from the fourth quarter of 2006 and up by $1,700, or 8%, from the first quarter of 2006.

Danny McNease, Chairman and Chief Executive Officer, commented, “Our redeployment of assets has, for the time being, been concluded and, by this time next week, all of our offshore rigs should again be generating revenues. Demand for jack-ups in the Middle East and many other foreign markets remains strong, and we are continuing to aggressively pursue long-term opportunities abroad.

“While we remain confident in the long-term viability of the Gulf of Mexico jack-up market, we believe the migration of high specification rigs to other areas will continue. We expect to have fewer of our own jack-ups located in the Gulf of Mexico a year from now than we do today.

“Our manufacturing operations contributed record revenues during the first quarter and we continue to believe that even better days are ahead. Our drilling products and systems comprise over 90% of our current backlog and we expect that demand will continue to grow.

“Our first quarter manufacturing margins were adversely impacted by the additional loss recorded on our external rig construction project, which was undoubtedly affected by the significant demands from our drilling division during the accelerated construction of the Hank Boswell, rebuilding of the Rowan-Louisiana and modifications to our Middle East rigs carried out over the past several months.”

Rowan Companies, Inc. is a major provider of international and domestic contract drilling services. The Company also owns and operates a manufacturing division that produces equipment for the drilling, mining and timber industries. The Company’s stock is traded on the New York Stock Exchange. Common Stock trading symbol: RDC. Contact: William C. Provine, Vice-President - Investor Relations, 713-960-7575. Website: www.rowancompanies.com

This report contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements as to the expectations, beliefs and future expected financial performance of the Company that are based on current expectations and are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected by the Company. Among the factors that could cause actual results to differ materially include oil and natural gas prices, the level of offshore expenditures by energy companies, energy demand, the general economy, including inflation, weather conditions in the Company’s principal operating areas and environmental and other laws and regulations. Other relevant factors have been disclosed in the Company’s filings with the U.S. Securities and Exchange Commission.

ROWAN COMPANIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
Unaudited (In Millions)

	MARCH 31
	2007	2006

ASSETS

Cash and cash equivalents	$420.2	$553.2
Accounts receivable	371.8	336.9
Inventories	394.6	236.2
Other current assets	71.0	65.1
Total current assets	1,257.6	1,191.4
Restricted cash	50.0	-
Property, plant and equipment - net	2,191.7	1,818.9
Other assets	55.3	37.1
TOTAL	$3,554.6	$3,047.4

LIABILITIES AND STOCKHOLDERS' EQUITY

Current maturities of long-term debt	$64.9	$64.9
Accounts payable	124.7	104.8
Other current liabilities	341.2	230.2
Total current liabilities	530.8	399.9
Long-term debt	466.7	531.6
Other liabilities	607.1	455.5
Stockholders' equity	1,950.0	1,660.4
TOTAL	$3,554.6	$3,047.4

ROWAN COMPANIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited (In Millions Except Per Share Amounts)

	THREE MONTHS
	ENDED MARCH 31
	2007	2006

REVENUES	$462.3	$299.8

COSTS AND EXPENSES:
Operations	304.4	172.4
Depreciation and amortization	27.6	20.1
Selling, general and administrative	22.4	20.3
Gain on sale of property and equipment	(24.1)	(2.5)
Total	330.3	210.3
INCOME FROM OPERATIONS	132.0	89.5
Net interest and other income	0.6	2.8
INCOME BEFORE INCOME TAXES	132.6	92.3
Provision for income taxes	46.2	33.2
NET INCOME	$86.4	$59.1

NET INCOME PER DILUTED SHARE	$0.77	$0.53

AVERAGE DILUTED SHARES	111.5	111.8

NOTE: See pages 6 and 7 for supplemental operating information.

ROWAN COMPANIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
Unaudited (In Millions)

	THREE MONTHS
	ENDED MARCH 31
	2007	2006
CASH PROVIDED BY (USED IN):
Operations:
Net income	$86.4	$59.1
Adjustments to reconcile net income to net cash provided by (used in) operations:
Depreciation and amortization	27.6	20.1
Deferred income taxes	10.5	28.3
Gain on sale of assets	(24.1)	(2.5)
Other - net	9.4	9.6
Net changes in current assets and liabilities	1.1	(94.5)
Net changes in other noncurrent assets and liabilities	19.3	(2.2)
Net cash provided by operations	130.2	17.9

Investing activities:
Property, plant and equipment additions	(69.4)	(109.0)
Decrease in Restricted cash balance	106.1	-
Proceeds from disposals of property, plant and equipment	24.2	8.6
Net cash provided by (used in) investing activities	60.9	(100.4)

Financing activities:
Repayments of borrowings	(18.7)	(18.7)
Payment of cash dividends	(11.0)	(27.4)
Proceeds from equity compensation plans and other	0.8	5.9
Net cash used in financing activities	(28.9)	(40.2)

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	162.2	(122.7)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	258.0	675.9
CASH AND CASH EQUIVALENTS, END OF PERIOD	$420.2	$553.2

ROWAN COMPANIES, INC.
SUPPLEMENTAL DRILLING INFORMATION
Unaudited (dollars in millions, except where otherwise indicated )

	THREE MONTHS ENDED
	March 31, 2007		December 31, 2006		March 31, 2006
	$	% Revenues	$	% Revenues	$	% Revenues

DRILLING OPERATIONS (a):
Revenues	$288.3	100	$280.6	100	$217.1	100
Operating costs	(146.8)	(51)	(146.9)	(52)	(107.0)	(49)
Depreciation and amortization expense	(24.1)	(8)	(21.3)	(8)	(17.4)	(8)
Selling, general and administrative expenses (b)	(15.7)	(5)	(14.0)	(5)	(15.3)	(7)
Gain on sale of property and equipment	24.1	8	0.1	0	2.2	1
Charge for estimated environmental fine	-	-	(9.0)	(3)	-	-
Income from operations	$125.8	44	$89.5	32	$79.6	37

OFFSHORE RIG DAYS:
Operating	1,587		1,514		1,338
Available	1,890		1,860		1,710
Utilization	84%		81%		78%

LAND RIG DAYS:
Operating	2,154		2,036		1,505
Available	2,352		2,148		1,530
Utilization	92%		95%		98%

AVERAGE DAY RATES (in thousands):
Gulf of Mexico rigs	$127.7		$140.1		$123.0
Middle East rigs	132.3		114.3		-
North Sea rigs	213.4		195.6		147.3
All offshore rigs	143.3		144.4		128.2
Land rigs	23.9		22.7		22.2

(a) Amounts exclude effects of intercompany transactions.
(b) Amounts include corporate SG&A costs that are allocated between operating segments.

ROWAN COMPANIES, INC.
SUPPLEMENTAL MANUFACTURING INFORMATION
Unaudited (dollars in millions)

	THREE MONTHS ENDED
	March 31, 2007		December 31, 2006		March 31, 2006
	$	% Revenues	$	% Revenues	$	% Revenues

MANUFACTURING OPERATIONS (a):
Revenues	$174.0	100	$130.3	100	$82.7	100
Direct cost of sales	(148.7)	(85)	(103.4)	(79)	(58.9)	(71)
Other operating costs	(8.9)	(5)	(7.9)	(6)	(6.5)	(8)
Depreciation and amortization expense	(3.5)	(2)	(3.3)	(3)	(2.7)	(3)
Selling, general and administrative expenses (b)	(6.7)	(4)	(6.3)	(5)	(5.0)	(6)
Gain on sale of property and equipment	-	-	(0.1)	(0)	0.3	0
Income from operations	$6.2	4	$9.3	7	$9.9	12

REVENUES (a):
Drilling Products and Systems:
Offshore Products	$67.1	39	$45.0	35	$19.1	23
Drilling Systems	35.6	20	22.3	17	15.9	19
Power Systems	17.4	10	13.6	10	3.6	4
Mining, Forestry and Steel Products	53.9	31	49.4	38	44.1	54
Total	$174.0	100	$130.3	100	$82.7	100

MANUFACTURING BACKLOG:
Drilling Products and Systems:
Offshore Products	$209.0		$263.5		$277.1
Drilling Systems	192.3		190.4		76.1
Power Systems	25.9		22.7		24.7
Mining, Forestry and Steel Products	34.3		53.4		63.9
Total	$461.5		$530.0		$441.8

(a) Amounts exclude effects of intercompany transactions.
(b) Amounts include corporate SG&A costs that are allocated between operating segments.